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                                                                   EXHIBIT 10.13

           MULTI-TENANT OFFICE R & D BUILDING LEASE - MODIFIED GROSS

This Lease between Sycamore/San Diego Investors, an Illinois Limited Partnership ("Landlord"), and Recombinant BioCatalysis, Inc., a Delaware Corporation ("Tenant"), is dated September 24, 1996.

1.  LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A," and further described at Section 21. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2.  DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

a. Base Rent: $501,984.00 (five hundred one thousand nine hundred eighty-four Dollars & no/00), per year.

b.  Base Year: The calendar year of 1997.

c. Broker(s) and Sales Agent(s): Business Real Estate/Bill Cavanaugh & Thomas M. Crowley.

d.  Commencement Date: February 1, 1997.

e. Common Areas: the building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate the use of the Common Areas for the mutual benefit and safety of all tenants, but without material restriction on Tenant's rights.
    Expense Stop: (fill in if applicable): $  N/A.

f. Expiration Date: January 31, 2002, unless otherwise sooner terminated in accordance with the provisions of this Lease.

g. Index (Section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, N/A.

h. Landlord's Mailing Address: c/o Shell Properties Corp., 10665 Sorrento Valley Road, #101, San Diego, CA 92121.

i. Tenant's Mailing Address: Pre-Occupancy to: Elmwood Court 2, 512 Elmwood Ave, Sharon Hill, PA. 19079-1005.

    Post-Occupancy to: 10665 Sorrento Valley Road #100, San Diego, CA 92121.

j. Monthly Installments of Base Rent: $41,832.00 (forty-one thousand eight hundred thirty-two dollars & no/00) per month.

k. Parking: Tenant shall have the right to park 3.2/1000SF cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by reasonable parking regulations and rules established from time to time by Landlord or Landlord's parking operator applicable equally to all tenants and without imposing material restrictions.

l. Premises: that portion of the Building containing approximately 24,900 square feet of Rentable Area, shown by Diagonal lines on Exhibit "A," located on the 1st & 2nd floors of the Building and known as Suite 100 at 10665 Sorrento Valley Road. (Bldg 2) (See Addendum also)

m. Project: the building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 10655-65-75 Sorrento Valley Road, San Diego, CA and further described at Exhibit "B." The Project is known as Sycamore Creek R&D and Office Park.

n. Rentable Area: as to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord using BOMA as the method of measurement and applied on a consistent basis throughout the Project.

                                      (1)
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o.  Security Deposit (Article 7):  $41,832 (Forty One Thousand Eight Hundred
                                   Thirty-Two Dollars & no/00.

p.  State: the State of California.

q. Tenant's First Adjustment Date (Section 5.2): the first day of the calendar month following the Commencement Date plus 12 months.

r. Tenant's Proportionate Share: 31.62%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of 3 building(s) containing a total Rentable Area of 78,756 square feet.

s.  Tenant's Use Clause (Article 8): Biomedical R&D, Manufacturing Warehousing
                                     and Office uses.

________________________________________________________________________________


t.  Term:  the period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.  Exhibit "A" -- Floor Plan showing the Premises.
b.  Exhibit "B" -- Site Plan of the Project.
c.  Exhibit "C" -- Tenant Improvements - Plans & Specifications.
d.  Addenda:       1 thru 14

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


4.  DELIVERY OF POSSESSION



                                 SEE ADDENDUM.


5.  RENT.

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis.

5.2  Adjusted Base Rent.



                                 SEE ADDENDUM.


5.3  Project Operating Costs.

     a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

     b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this
     Section 5.3b.

                                      (2)
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(1)  The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b). (See Addendum also)

     (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including but not limited to (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, and (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, including any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other lease of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the occupancy or use of the Premises or other premises within the Building or Project, but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by any local, state or federal governmental entity.

     (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following actual costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants) to the extent of such services (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's officer) not to exceed 4% of Annual Gross Rents in any calendar year (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (12) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (13) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project, but excluding any Landlord mark-ups, lease commissions; lease enforcement costs; tenant improvement costs; costs to repair any damages where caused by Landlord or its agents, or recovered by insurance; legal fees except as incurred by Landlord with regard to any of the above said Operating Costs.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

     (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which, after adjustment for the change in the CPI over the period exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

     (b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord on or before each April 1 following Base Year. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year, provided that estimated Project Oper. Costs for any comparison year shall not exceed 106% of actual Proj. Oper. Costs in preceding comparison year.

     (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Propor-

                                      (3)
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     tionate Share of the actual Excess Expenses for such Comparison Year, then
     Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit plus one-half of any credit in excess of 102% of the Operating Costs. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

     (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

     (e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than two percent (2%).

     (f) If this Lease sets forth an Expense Stop at Section 2f, then during the Term Tenant shall be liable for Tenant's Proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of Section 5.3b(2)(b) and (c) above.

4. Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and _________________ in lawful money of the United States of America.

5. Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

6.  INTEREST AND LATE CHARGES.

Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7.  SECURITY DEPOSIT.

a.  Tenant agrees to deposit with Landlord the Security Deposit set forth at
Section 20 upon execution of this Lease, security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without _________________ or effect and shall not be binding upon Landlord.

b. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become negated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit,

                                      (4)

Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen
(15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8. TENANT'S USE OF THE PREMISES.

a. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation provided Landlord is solely responsible for laws and rules relating to Premises without regard to lease to Tenant. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not knowingly do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all reasonable rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably interfere with the rights of other tenants or occupants of the Building or Project or use or all the Premises to be used for any immoral, unlawful purpose in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.  SERVICES AND UTILITIES.

a. Landlord shall furnish (i) separate electric metering to the Premises and shall distribute sufficient electric, natural gas and water & sewer capacity to the Premises for the intended use and occupancy and per Exhibit "C"; (ii) lightbulb replacement for Building Standard (ie Landlord installed) light fixtures within the Premises; (iii) five (5) day janitorial service; (iv) monthly elevator maintenance service; (v) bi-monthly HVAC equipment filter maintenance service; and (vi) semi-annual exterior window cleaning service. Landlord shall also furnish and maintain RO/DI, vaccuum, compressed air, steam, standby electric and UPS, service and systems.

b. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services or utilities, (ii) failure to furnish or delay in furnishing any such services or utilities where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of; or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project provided Landlord uses its best efforts to limit or avoid such failure or interruption or delay, and unless directly attributable to Landlord's wrongful or negligent acts, for the loss or damage to Tenant's property or business, through or in connection with or incidental to failure to furnish or delay in the furnishing of any of the foregoing services or utilities.

c. Tenant shall arrange for the initiation of service for any separately metered utilities to the Premises not to be provided by Landlord herein, including telephone service, directly with the appropriate utility vendor or supplier, and all billing invoices, security deposits, and any other charges relating to the initiation and continued provision of such separately metered utilities and telephone service shall be the responsibility of and in the name of Tenant

                                      (5)
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10. CONDITION OF THE PREMISES.

Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for defects not reasonably discoverable by Tenant and, such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

    a. Landlord's Obligations. Landlord shall perform Landlord's Work to the Premises as described in Exhibit "C." Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the express obligation of Tenant.

    b. Tenant's Obligations.

         (1) Tenant shall perform Tenant's Work to the Premises as described in Exhibit "C."

         (2) Tenant shall be responsible for all repairs, maintenance and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises and other than through normal obsolesence and wasting away, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) subject to Article 23 hereof, the misuse or negligence of Tenant, its agents, contractors, employees or invitees.

         (3) If Tenant fails to maintain the Premises as required above. Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & Series A plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

    c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

    e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds 3000LB/SF on first floor, 70LB/SF on second floor and 32LB/SF on roof.

    f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason or any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises provided and on the condition that Landlord shall use its best efforts to minimize any interference with Tenant's business in the Premises and the Building.

    g. Tenant shall give Landlord prompt notice of any material damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

    h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord per Article 18 hereof. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to
    Section 13b shall be repaired by Tenant at Tenant's expense.

12. ALTERATIONS AND ADDITIONS.

    a. Except for work reasonably construed as refurbishment or redecoration, Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that Landlord's contractor supervise that portion of any such alteration or additions involving the Building's roof, exterior metal siding and/or stucco surfaces, windows and/or window frames, waterproofing elements associated with any of the above underground work, landscaping, building entry doors and/or building security system, common area equipment or improvements, and/or any item or element within the Premises, building or project subject to a warranty to Landlord.

                                      (6)

    b. Tenant shall pay the costs of any work done by Tenant on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

    Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

    c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least the total estimated cost of any additions, alterations or improvements to be made in or to the Premises exceeding $25,000.00 to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this
    Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

    d. Unless their removal is required by Landlord as provided in Section 12a, all permanent additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

    a. All permanent fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

    b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or for which Tenant repairs any such damage caused by their removal, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make which are not inconsistent with the terms hereof and do not materially increase Tenant's duties or restrict its rights. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project; provided that Landlord uses its good faith efforts to enforce such rules.

15. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights:

    a. To name the Building and Project and to change the name or street address of the Building or Project one time during the lease term;

    b. To install and maintain all signs on the exterior and governmentally mandated, if any, on the interior of the Building and Project;

    c. Subject to Tenant's reasonable security requirements, to have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

    d. Subject to Tenant's reasonable security requirements, at reasonable times during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

    e. Subject to Tenant's reasonable security requirements, to enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

    a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

                                      (7)

    b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and if an assignment, then also financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

        (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably delayed or withheld;

        (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

        (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

        (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

        (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

     c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Section 8 remains unchanged.

     d. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary ability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     e. If Tenant requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17.  HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18.  SURRENDER OF PREMISES.

     a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation, and (iv) other damage or loss not caused by Tenant's misconduct or subject to Article 23 hereof - negligence. Tenant shall, on Landlord's request remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

     b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.  DESTRUCTION OR DAMAGE

     a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article

                                      (8)
     repair the damage as soon as commercially practicable if such repairs can, in Landlord's opinion, be completed within one hundred eighty (180) days. If Landlord determines that repairs can be completed within one hundred eighty (180) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

     b. If in Landlord's good faith opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within one hundred eighty (180) days, either party may elect, upon notice to the other given within thirty (30) days after the date of such fire or other casualty, to terminate this Lease as of the date of such fire or other casualty; otherwise Landlord shall repair and restore the Premises and the Building as soon as commercially practicable.

     d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20.  EMINENT DOMAIN.

     a. If the whole or any substantial portion of the Project or of the Building is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole or any substantial portion of the Project or of the Building is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if any of the Premises is taken, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

     b. In the event of any taking, partial or whole, Tenant, shall have the right, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

     c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

21.  INDEMNIFICATION.

     a. Except for the negligence or willful misconduct of Landlord as to which Landlord shall indemnify and hold Tenant harmless, Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or
     (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. Except for the negligence or willful misconduct of Landlord as to which Landlord shall indemnify and hold Tenant harmless, as a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

     b. Except for the negligence or willful misconduct of Landlord as to which Landlord shall indemnify and hold Tenant harmless, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

                                      (9)

22.  TENANT'S INSURANCE.

     a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies qualified to do business in the State and rated in "Best's Key Rating Guide" @ A:XII or better. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain to the extent commercially obtainable (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" or any such policy prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

     b. Beginning on the date Tenant is given full access to the Premises and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect to the extent commercially obtainable policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time with a reasonable deductible, providing protection against any peril included with the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability.

     d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23.  WAIVER OF SUBROGRATION.

     Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease; provided that such waiver does not result in the cancellation or commercial unobtainability of such policies.

24.  SUBORDINATION AND ATTORNMENT.

     Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, a non-disturbance agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest. Prior to the Commencement Date Landlord shall obtain from existing Lender a NonDisturbance Agreement in favor of Tenant. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25.  TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying
(a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord to Tenant's knowledge is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to

                                      (10)
execute and deliver such statement with thirty (30) days of Landlord's request be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

      a.  If Tenant abandons the Premises; or

      b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after written notice from Landlord that such payment is due and payable; or

      c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

      d. If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

      e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

      f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five
      (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

      g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

      h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs (d) through (g) above.

27.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

       a. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

       b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

       c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs (b) or
(c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this lease under the provisions of subparagraph (a) or (c) above, Landlord may recover as damages from Tenant the following:

       1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

       2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                      (11)

       3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

       4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers' commissions.

"The worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within fifteen (15) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within fifteen (15) days, if Landlord fails to use its best efforts to cure such default as soon as possible, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. However, Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or other charges due and payable under this Lease except for judgements or arbitration awards against Landlord in favor of Tenant.

28. BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker and Sales Agent. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent retained by and representing Tenant in connection with this Lease or its negotiation by reason of any act of Tenant.

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of mandatory federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance; provided that Tenant shall have the right to contest with the regulating agency in its own name any such controls or such Landlord's interpretations.

31. RELOCATION OF PREMISES.

                                      (12)
    reduced proportionately.

    a. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

32. QUIET ENJOYMENT.

Tenant, subject to the Subordination Agreement/NonDisturbance Agreement exchange with Landlord's existing Lender, and upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease.

33. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.

The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the control of the party obligated to perform hereunder, despite its best efforts to perform, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any exterior part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents

                                      (13)
and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, pending Landlord's Lender's approval of this Lease and Landlord's execution and delivery of this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant's Representations. Tenant agrees that it shall promptly furnish Landlord, for Landlord's and Landlord's lender's use only upon Landlord's written request but not more than twice yearly with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. Landlord agrees to provide written confidentiality acknowledgements as may be priorly and reasonably requested by Tenant.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r.  Time of the Essence. Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the date set forth on page 1.


Sycamore/San Diego Investors                    Recombinant BioCatalysis, Inc.
an Illinois Limited Partnership                 a Delaware Corporation

________________________________________        ________________________________

By:  Shell Properties Corporation, Agent


________________________________________        ________________________________

 /s/ Jeffrey P. Server                           /s/ Terrance J. Bruggeman
----------------------------------------        --------------------------------
By: Jeffrey P. Server, President                By: Terrance J. Bruggeman, CEO

Date: October 28, 1996                          Date: October 23, 1996

________________________________________        ________________________________
               Landlord                                      Tenant


--------------------------------------------------------------------------------
                               SEE YOUR ATTORNEY
                               ----------------

 This lease should be given to your attorney for review before you sign it. Landlord and Landlord's agent make no representation or recommendation concerning the tax or legal effects or the legal sufficiency of this lease. These are questions for legal counsel.
--------------------------------------------------------------------------------

                                     (14)

                    FIRST ADDENDUM TO LEASE BY AND BETWEEN
                   SYCAMORE/SAN DIEGO INVESTORS AS LANDLORD
                     AND RECOMBINANT BIOCATALYSIS, INC. AS
                        TENANT DATED SEPTEMBER 24, 1996.


1.   DELIVERY OF POSSESSION.
     ----------------------

     The Premises shall be deemed to be suitable for possession and delivery to Tenant on the date Landlord completes Landlord's portion of any improvements to the Premises. If, through no fault of Tenant, Landlord shall not have completed its portion of such improvements as of the Commencement Date set forth in Article 2(d), the validity of this Lease shall not be impaired, but the Commencement Date of the Lease and Tenant's obligation to pay rent or other sums thereunder shall be delayed until possession of the Premises is delivered to Tenant and Tenant shall receive an additional rental credit equal to one day of rent for each day that the date the Premises have been completed by Landlord is more than 15 days subsequent to the stated Commencement Date. However, if Landlord does not deliver possession of the Premises to Tenant within 30 Days after the stated Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord at any time thereafter. If Tenant gives such notice to Landlord, this Lease shall be terminated and any refundable deposit shall be returned to Tenant. If Tenant does not give such notice to Landlord, then the Lease Term shall commence on the date that the Premises have been completed by Landlord. If delivery of possession of the Premises to Tenant shall occur other than upon the stated Commencement Date, then the date the Premises are completed by the Landlord shall become the Commencement Date of this Lease and Landlord and Tenant shall within ten
     (10) days of such date execute a Lease amendment to amend said Article 2(d) accordingly.

     If, owing to work change orders requested by Tenant or Tenant caused work delays or extensions, Landlord does not deliver possession of the Premises to Tenant on the stated Commencement Date, then the stated Commencement Date (but not Tenant's obligation to pay rent or other sums due) shall be advanced by the same number of days, if any, that such work change orders or Tenant delays delayed Landlord's delivery of possession of the Premises to Tenant.


2.   Article 5 Paragraph 2 ADJUSTED BASE RENT
     ----------------------------------------

     The amount of Base Rent Per Year set forth in Article 2(a) hereof (and the corresponding Monthly Installments of Base Rent set forth in Article 2(j) hereof) shall be adjusted as of each anniversary date of this Lease, commencing with Tenant's First Adjustment Date set forth in Article 2(q) hereof, at the fixed rate of 3% per annum. If the Commencement Date is other than the first day of a calendar month, then the first such adjustment shall occur twelve (12) months after the first day of the calendar month next succeeding the Commencement Date.

3.   EXPANSION PREMISES
     ------------------

     Not later than the first anniversary date of the lease term, or earlier with Tenant's acceptance, Landlord shall deliver to Tenant for incorporation within the Premises that portion of the first floor of the Building containing approximately 850 square feet of rentable area currently known as Suite 101 and as shown on Exhibit "A" hereto. Tenant's occupancy of said expansion premises shall be subject to all of the same prevailing lease terms and conditions including base rent at the same prevailing per square foot rate for the initial Premises and Tenant Improvements.


4.   TENANT IMPROVEMENTS
     -------------------

     As of the commencement dates for the Premises and Expansion Premises Landlord, at Landlord's sole cost and expense, shall have improved each according to the plans and specifications set forth in Exhibit "C" hereto.


5.   LIMIT ON PROJECT OPERATING COST PASS-THRUS
     ------------------------------------------

     For the purposes of Article 5.3, (i) for any period during the term in which the Project is not fully occupied, Landlord may adjust the "occupancy costs" component of Project Operating Costs (i.e. those costs of operations which vary directly with the occupancy level of the Project including, but not limited to, janitorial expenses) to reasonably approximate the occupancy costs which would have been incurred had the Project been fully occupied, and (ii) in no event shall Project Operating Costs be increased by more than Six (6%) Percent in any year after Tenant's Base Year.


6.   TENANT'S SIGNAGE RIGHT
     ----------------------

     Tenant shall have the entirety of the signage entitlement relative to Building 2 at 10665 Sorrento Valley Road. Prior to the installation of Tenant's signage, Tenant shall submit to Landlord for Landlord's review and approval, not unreasonably withheld or delayed, plans and specifications for such signage to include dimensions, materials, coloration, means and method of installation and, if required under the Sign Ordinance of the City of San Diego, copy of a completed sign permit application. After acquiring Landlord's approval and any required permit, Tenant shall, at Tenant's sole cost and expense, construct and install said signage in accordance with the permit and the plans and specifications approved by Landlord. Tenant shall care for, maintain and promptly repair when damaged said signage. Prior to the expiration of the Lease Term, Tenant shall, At Tenant's sole cost and expense, remove said signage and repair any damage to the signage area or to the Building occasioned by the installation, use and removal of said signage.


7.   OPTION TO EXTEND LEASE EXPIRATION DATE
     --------------------------------------

     Tenant shall have the option (provided that Tenant shall not at the time of exercisement of the option or at any subsequent time through the commencement date of the option term be in default hereunder) to extend the Lease Expiration Date (Article 2(g) and Article 4) by a term of sixty (60) months. Tenant's occupancy during the extended term shall be subject to all of the same prevailing lease terms and conditions except initial Annual Base Rent (Article 2(a)) and Monthly Installments of Base Rent (Article 2
     (j)) which shall be at the lesser of (i) 95% of the then prevailing market rate for such premises assuming the further improvements to the Premises set forth herein below and (ii) the original initial Annual Base Rent and Monthly Installment of Base Rent as adjusted pursuant to Article 2 hereinabove through to the commencement date of the extended term. Tenant shall exercise said option with written notice to Landlord not later than 180 days prior to the Expiration Date. In consideration of such extended term, and reasonably upon its commencement, Landlord shall recarpet and repaint those carpeted and painted areas of the Premises.

8.   RIGHT OF FIRST REFUSAL.
     ----------------------

     Throughout the term of this lease, but provided that Tenant shall not at the time be in default, Tenant shall have the right of first refusal to lease any available space within the Building or Project under the same terms and conditions acceptable to Landlord from a third party offeror. Landlord shall provide Tenant with written notice and copies of all such acceptable third party offers, and Tenant shall have five (5) business days following Tenant's receipt of each within which to notify Landlord of its election to lease the subject space under the same terms and conditions of the acceptable third party offer. If Tenant so elects, Landlord shall promptly prepare and Tenant and Landlord shall promptly execute a lease for the subject space containing the same terms and conditions of the acceptable third party offer.


9.   INDEMNIFICATION
     ---------------

     The Landlord warrants that the Premises, including parking lots, walkways, entrances, hallways, restrooms, elevators and other public spaces serving the Premises shall conform to all enforced requirements of the Americans with Disabilities Act and all regulations issued by the U.S. Attorney General or other authorized agencies under the authorization of the Americans with Disabilities Act. The Landlord promises to reimburse and indemnify and defend the Tenant for any expenses incurred because of the failure of the leased premises and adjacently owned property to conform with the above cited law and regulations, including the costs of making any alterations, renovations, or accommodations required by the Americans with Disabilities Act, or any governmental enforcement agency, or any court, any and all fines civil penalties, and damages awarded against the Tenant resulting from a violation or violations of the above cited law and regulations by Landlord, to include all reasonable legal expenses incurred in defending claims made under the above cited law and regulations.


10.  HAZARDOUS MATERIALS
     -------------------

     Landlord represents and warrants to Tenant that, except for conditions caused by Tenant, Landlord, at Landlord's sole cost and expense, will cause Tenant's Premises, the Building and parking facilities to be in full compliance with any governmental laws, ordinances, regulations or orders relating to environmental conditions on, under or about Tenant's Premises, the Building or parking facilities ("Regulations"), including, but not limited to, asbestos, soil and ground water conditions and Hazardous Materials (defined below), and Landlord shall defend, indemnify and hold Tenant harmless from and against any and all losses, costs (including reasonable attorneys' fees), liabilities and claims arising from the violating of any of the Regulations that may affect Tenant's Premises, the Building or parking facilities and shall assume full responsibility and cost to remedy such violations, provided that the violations are not caused by Tenant. Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. Section 1802; the Resources Conservation Recovery Act, 42 U.S.C.A. Section 6901, et.seq; or those substances defined as "hazardous wastes" in applicable codes in the State of California and in the regulations adopted and publications promulgated to such codes. Tenant shall have absolute responsibility to cause, and shall cause all such materials and substances which are transported to or from, used, stored or handled at, or disposed of at or from the Premises during the term of this Lease Agreement, to be so transported, used, stored, handled and disposed of in compliance with all Regulations. The covenant's contained in this paragraph shall expressly survive the expiration or earlier termination of this Lease pending Landlord's receipt of Tenant's Exit Assessment and Tenant's performance of remedial measures, if any, recommended therein. Further, Tenant shall indemnify and hold Landlord and the Premises harmless from any claim, liability, damages, costs and expenses, including attorney fees, arising out of or related to any Tenant's breach of the covenants of this Article.


11.  TENANT'S EXIT ASSESSMENT & DECOMMISSIONING
     ------------------------------------------

     Promptly upon vacating the Premises, Tenant agrees to perform an Exit Assessment of the premises and to provide Landlord with written report of same. Said report shall set forth (1) the results of an initial inspection for hazardous chemical, biological and radioactive agents and/or materials resulting from Tenant's operations ("Tenant Waste"); (2) recommended decommissioning procedures and actions for the Tenant Waste; (3) documentation of the completion of said procedures and actions; and (4) the results of a final inspection following the performance of said procedures and actions. Said Exit Assessment shall be performed by such specialist as may be recommended by Tenant and found reasonably acceptable to Landlord. The cost of said Exit Assessment Report and the cost of any remedial procedures and actions shall be borne by Tenant, and such assessment and remedial activities shall be subject to the provision of Article 11(b)(3). Notwithstanding anything to the contrary within this Lease, Tenant's Possession of the Premises and obligation to pay Rent shall continue until Landlord's receipt of said Exit Assessment Report.


12.  ARBITRATION OF DISPUTES.
     -----------------------

     All claims and controversies arising under this Lease shall, at the option of either party, be subject to arbitration in San Diego, California pursuant to the commercial arbitration rules of the American Arbitration Association. Each party shall pay for its own costs of any arbitration, and the cost of the arbitrator(s) shall be shared equally by the parties unless awarded as part of the arbitration award. All arbitration awards shall be final and may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, any action for specific performance or injunctive relief may be commenced and maintained in any court of competent jurisdiction.


13.  LIMITATION ON LANDLORD'S LIABILITY.
     ----------------------------------

     Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease other than their interest in and to the Project. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to (and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against) Landlord's interest in the project and proceeds therefrom, and as to no other assets of Landlord.

14.  Additional Security Deposit. In addition to the Security Deposit
     ---------------------------
     established in Article 2(o) of the Lease, Tenant agrees to deliver to Landlord, on or prior to the Commencement Date, a letter of credit issued by any National or State Chartered Bank for the benefit of Landlord ("Letter of Credit"). The Letter of Credit shall serve as additional Security Deposit subject to the terms of Article 7 of the Lease and may be drawn upon by the Landlord, prior to its expiration, in the event of application of the Security Deposit by Landlord to the extent that the original Security Deposit is not sufficient to pay such costs, all as provided in Article 7. The Letter of Credit shall have a term of two years commencing on the Commencement Date, and be in the face amount of $150,000, automatically reducing by its terms by $10,000 per calendar month in which Tenant paid all it's rent under this lease; provided that the Letter of Credit shall automatically terminate in the event that Tenant becomes a public company as defined in the Securities Act of 1934.

                                    EXHIBIT "A"
                                    ----------

                     Floor Plan Showing Premises & Ste 101
                     -------------------------------------

                  [FIRST AND SECOND FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "B"


                                   Site Plan
                                 -------------

                         SYCAMORE CREEK OFFICE R&D PARK

                     10655 10665 10675 Sorrento Valley Road.
                                  San Diego, CA


                                     I 805


                                 [SITE PLAN]


                             SORRENTO VALLEY ROAD

                                  EXHIBIT "C"
                 TENANT IMPROVEMENTS - PLANS AND SPECIFICATIONS

BUILDING STANDARD WORK.

Landlord shall furnish, at its sole cost and expense, the Building Standard Work depicted and described herein, including all architectural, mechanical and electrical plans required for the performance of such work.

Landlord's Building Standard Work shall be installed in Tenant's Premises or within the Building prior to the commencement of the Term of the Lease. Certain materials and or items of Building Standard Work may already be in place in the premises or in the building before the commencement of construction, and are a part of the Building Standard Work.

(a)   Demising/Fire Separation Walls  3-1/2" steel studs from floor to structure
      ------------------------------
above with 5/8" drywall each side, texture finish.

(b)   Interior Walls  3-1/2" steel studs with 1/2" drywall each side to ceiling,
      --------------
light texture finish/washable surface.

(c)   Ceilings  2'0" x 4'0" white suspended t-bar grid with 3/4" Armstrong Class
      --------
(A) fissured tiles at 9'0" above finished floor. Vinyl coated at labs.

(d)   Flooring  30 oz. Anso IV nylon carpet, loop or cut pile, glue direct; or
      --------
Armstrong Standard "Excelon" vinyl composition floor tile; either with Mercer 4" Rubberlyte top set base. Epoxy flooring in glass-wash room, sheet vinyl in Haz Mat room.

(e)   Paint  Frazee "Velvin" flat or semi gloss acrylic vinyl wall paint; Frazee
      -----
"Aeroplate" lacquer door and frame paint.

(f)   Window Coverings  Levolor or equivalent 3" white PVC vertical miniblinds.
      ----------------

(g)   Heating and Air Conditioning  Roof top Carrier package heat pump units, to
      ----------------------------
include make-up air as required for up to 4 (8') fume hoods.

(h)   Lighting Fixtures  2'0" x 4'0" recessed fluorescent light fixtures,
      -----------------
3-lamp, energy saving ballasts, acrylic prismatic lenses.

(i)   Doors and Frames  3'0" x 8'10" solid core birch veneer, black lacquer
      ----------------
finish with Schlage mortise or equivalent lockset in pre-fit Timely metal frame in office areas; 3'0" x 6'8" solid core birch veneer, black lacquer finish with Schlage lockset assembly in pre-fit Timely metal frame in lab areas. NOTE: one door to each lab to be 4'0" x 6'8" to accommodate equipment movement.

(j)  Interior Glass  3/8" tempered in pre-fit steel Timely frames.
     --------------

(k)  Cabinetry  Clear finished, birch veneer with acid resistant, self-edged
     ---------
formica tops in labs; Mills Pride "Bianco" line with coved formica tops at coffee bar and employee lounge; wood grain laminate on MDF core in library; Edsal or equivalent heavy guage (725pps) steel shelving in mail/receiving room. Lab bench shelving to be minimum 2 adjustable shelves per.

(l)  Safety Equipment  As required, Dicon or equivalent electronic smoke
     ----------------
detectors, Kidde or equivalent fire extinguishers, Bradley 2P332 combination emergency drench showers and eyewashes.

                                    1 of 4

Exhibit "C"
Tenant Improvements - Plans and Specifications
Page 2

(m)  Equipment Package 50 KVA Olympian diesel fired generator with 5 KVA Deltec
     -----------------
UPS; Fulton 10hp, 80 psig steam generator; 500 gpd RO/DI high purity water system with 16.7 megohms or higher resistivity; duplex 1-1/2 hp vacuum, 22 acfm at 24", 120 gal. tank; duplex 1-1/2 hp air compressor, 5 acfm at 100 psig, 120 gal.; Schlage SE902 card access control and alarm monitoring system.

Tenant may select upgraded finish materials/treatments to include ceilings, lighting, floor coverings, painting and/or wall coverings, cabinetry and millwork in place of Building Standard Work materials set forth hereinabove, provided that notice of such selections are furnished to Landlord in time for inclusion within the final construction permit drawings and provided the cost of such selections shall not exceed the Landlord's Building Standard Work by an amount greater than $20,000.00.

Subject to the reasonable approval of Landlord, Tenant may require work different from or in addition to the Landlord's Building Standard Work and/or in excess of the above upgrade allowance. In such event, modifications or additions to the final construction permit drawings shall be prepared by Landlord's architect and engineers but at Tenant's sole cost and expense. Tenant shall pay such cost and expense promptly upon being billed therefor.

                                    2 of 4

Exhibit "C"
Tenant Improvements - Plans and Specifications
Page 3


                        [FIRST FLOOR PLAN APPEARS HERE]

                                    3 of 4

Exhibit "C"
Tenant Improvements - Plans and Specifications
Page 4

                       [SECOND FLOOR PLAN APPEARS HERE]

                                    4 of 4

                               TABLE OF CONTENTS

           MULTI-TENANT OFFICE R & D BUILDING LEASE - MODIFIED GROSS

LANDLORD:   Sycamore/San Diego Investors
TENANT  :   Recombinant BioCatalysis, Inc.
PREMISES:   10665 Sorrento Valley Rd., SD, CA 24, 900SF
TERM    :   60 Mos 2/97 - 1/02                                           PAGE

Article 1  LEASE OF PREMISES.............................................   1

Article 2  DEFINITIONS...................................................   1

Article 3  EXHIBITS AND ADDENDA..........................................   2

Article 4  DELIVERY OF POSSESSION........................................   2

Article 5  RENT..........................................................   2

Article 6  INTEREST AND LATE CHARGES.....................................   4

Article 7  SECURITY DEPOSIT..............................................   4

Article 8  TENANT'S USE OF THE PREMISES..................................   5

Article 9  SERVICES AND UTILITIES........................................   5

Article 10 CONDITION OF THE PREMISES.....................................   6

Article 11 CONSTRUCTION, REPAIRS AND MAINTENANCE.........................   6

Article 12 ALTERATIONS AND ADDITIONS.....................................   6

Article 13 LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.....................   7

Article 14 RULES AND REGULATIONS.........................................   7

Article 15 CERTAIN RIGHTS RESERVED BY LANDLORD...........................   7

Article 16 ASSIGNMENT AND SUBLETTING.....................................   7

Article 17 HOLDING OVER..................................................   8

Article 18 SURRENDER OF PREMISES.........................................   8

Article 19 DESTRUCTION OR DAMAGE.........................................   8

Article 20 EMINENT DOMAIN................................................   9

Article 21 INDEMNIFICATION...............................................   9

Article 22 TENANT'S INSURANCE............................................  10

Article 23 WAIVER OF SUBROGATION.........................................  10

Article 24 SUBORDINATION AND ATTORNMENT..................................  10

Article 25 TENANT ESTOPPEL CERTIFICATES..................................  10

Article 26 TRANSFER OF LANDLORD'S INTEREST...............................  11

Article 27 DEFAULT.......................................................  11

Article 28 BROKERAGE FEES................................................  12

Article 29 NOTICES.......................................................  12

Article 30 GOVERNMENT ENERGY OR UTILITY CONTROLS.........................  12

Article 31 RELOCATION OF PREMISES........................................  12

Article 32 QUIET ENJOYMENT...............................................  13

Article 33 OBSERVATION OF LAW............................................  13

Article 34 FORCE MAJEURE.................................................  13

Article 35 CURING TENANT'S DEFAULTS......................................  13

Article 36 SIGN CONTROL..................................................  13

Article 37 MISCELLANEOUS.................................................  13

Addendum 1. Delivery of Possession; 2. Adjusted Base Rent; 3. Expansion Premises; 4. Tenant Improvements; 5. Limit on Operating Cost Pass-Thrus; 6. Tenant's Signage Rights; 7. Option To Exten Term; 8. First Right of Refusal; 9. Indemnification; 10. Hazardous Materials; 11. Tenant's Exit Assessment; 12. Arbitration; 13. Limit on Landlord's Liability; 14. Additional Security Deposit